EXHIBIT 99.1

News Release

July 2, 2019

Milacron Completes Sale of substantially all of its Uniloy Blow Molding Business to Osgood Capital Group, LLC and Cyprium Investment Partners LLC

Cincinnati, OH – July 2, 2019 – Milacron Holdings Corp. (NYSE: MCRN) (“Milacron”), a leading industrial technology company serving the plastics processing industry, today announced that it completed the divestiture of substantially all of its Uniloy blow molding business consistent with the terms of the previously announced definitive agreement with Osgood Capital Group, LLC and Cyprium Investment Partners, LLC. The sale closed July 1, 2019, generating proceeds of $51,875,000.  Milacron expects to receive the remaining balance of the purchase price upon the later closing of the sale of the India portion of the Blow Molding business.

Tom Goeke, Milacron President and Chief Executive Officer (CEO), said, "The sale of the Uniloy Blow Molding business has been transacted in the best interests of Milacron, its stockholders, and its customers. We are confident it will continue to thrive under its new ownership in the years ahead”.

Milacron will continue to push the boundaries with plastics with breakthrough products from leading brands including Milacron, Mold-Masters, DME, Ferromatik and CIMCOOL.

About Milacron
Milacron is a global leader in the manufacture, distribution, and service of highly engineered and customized systems within the plastic technology and processing industry. Milacron is the only global company with a full-line product portfolio that includes hot runner systems, injection molding, mold components and extrusion equipment plus a wide market range of advanced fluid technologies. Visit Milacron at www.milacron.com

About Uniloy Blow Molding
The Uniloy brand is a global leader in blow molding technologies and the only blow molding machine manufacturer to offer four unique blow molding technologies as well as blow molds and associated tooling. Uniloy’s core technologies include UR reciprocating series blow molding machines, industrial blow molding machines, UMA accumulator head and UMC continuous extrusion, UIB injection blow molding machines, UMS shuttle machines, as well as molds. Uniloy offers the blow molding industry’s most comprehensive aftermarket service and support.

About Osgood Capital Group, LLC
Osgood Capital is a firm focused on acquiring unique companies and then working with them to prepare and execute growth through innovation, strategy and investment. The principal has experience in closing over 30 different acquisitions in diverse industries including plastics, packaging, aerospace, automotive, energy services, electronics, technology, software and consumer products.

About Cyprium Investment Partners, LLC

Cyprium Partners is a private equity and mezzanine firm providing common equity, preferred stock and subordinated debt to middle-market businesses. With offices in Cleveland, New York and Chicago, the partners of Cyprium have invested over $1.5 billion in more than 80 companies since 1998.  Learn more about Cyprium Partners at www.cyprium.com.

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EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe”, “expect”, “anticipate”, “plan”, “intend”, “should”, “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, Milacron undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to demand for our products being significantly affected by general economic conditions, any decline in the use of plastic, the competitiveness of the industries in which we operate and the financial resources of our competitors, our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins and the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 28, 2019, and other SEC filings, copies of which are available free of charge on our website at investors.milacron.com.

For more information, contact:

Media Relations:
Lacy Wise

Manager Corporate Communications
lacy_wise@milacron.com

Investor Relations:

Andy Kitzmiller

Vice President – Finance and Corporate Controller

andrew_kitzmiller@milacron.com